Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) dated as of June 9, 2017, is by and among Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), Deerfield Private Design Fund II, L.P. (“DPDF”), Deerfield Private Design International II, L.P. (“DPDI”) and Deerfield Special Situations Fund, L.P. (“DSSF” and, together with DPDF and DPDI, the “Investors”; and the Company and the Investors being collectively referred to as the “Parties”).

RECITALS:

A.     The Investors hold an aggregate of 29,038 shares (the “Series A Preferred Shares”) of the Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), with a liquidation preference of $1,000 per share (the “Series A Liquidation Preference”) and an aggregate liquidation preference of $29,038,000.

B.     The Company is undertaking a public offering (the “Public Offering”) of its Common Stock, $0.0001 par value per share (the “Common Stock”), pursuant to a registration statement on Form S-1, file no. 333-217241 (including any amendments or supplements thereto, the exhibits thereto and any prospectuses (preliminary, final, free writing or otherwise) contained therein or relating thereto and any amendment or supplement to any such prospectus, the “Registration Statement”).

C.     The Company has authorized a new series of its preferred stock:  the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), having the rights, preferences and other terms set forth in the Company’s Certificate of Designations of the Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designations”).

D.     In connection with the Public Offering (and subject to the consummation thereof and the terms and conditions set forth herein), each of the Investors is willing to exchange its Series A Preferred Shares for shares of the Common Stock and shares of the Series B Preferred Stock and the issuance to such Investor of warrants to purchase shares of Common Stock (the “Warrant Shares”), each in the form attached hereto as Exhibit B (the “Warrants”).

E.     Contemporaneously with the Exchange (as defined below), the Parties will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement” and, together with this Agreement, the Certificate of Designations, the Warrants and each of the other agreements entered into by the Company in connection with the transactions contemplated hereby, the “Transaction Documents”).

F.     The Exchange is being effectuated as part of and pursuant to a Plan of Recapitalization and Reorganization of the Company described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
EXCHANGE

Section 1.01.     Exchange. Subject to the terms and conditions hereof, each Investor hereby agrees to exchange all of the shares of Series A Preferred Stock held by such Investor for (i) a number of shares (“Common Shares”) of Common Stock equal to the Common Share Amount (as defined below), rounded down to the nearest whole Common Share; (ii) the number of shares of Series B Preferred Stock set forth opposite such Investor’s name on Schedule I hereto (such shares of Series B Stock to be issued to the Investors, collectively, the “Series B Preferred Shares” and, together with the Common Shares, the “Exchange Shares”) and (iii) Warrants to purchase a number of shares of Common Stock equal to the greater of (A) such Investor’s Pro Rata Share (as defined below) of an aggregate of 1,450,000 shares of Common Stock and (B) 43.3% of the aggregate liquidation preference of the number of Series B Preferred Shares set forth opposite such Investor’s name on Schedule I hereto, divided by the public offering price per share of Common Stock in the Public Offering (collectively, the “Exchange”), at the Closing Time (as defined below), as follows:

(a)     Delivery of Shares and Warrants. At the Closing Time, the Company shall (i) cause the transfer agent for the Common Stock (the “Transfer Agent”) to deliver to each Investor a stock certificate, duly executed on behalf of the Company and by the Transfer Agent, representing the Common Shares to which such Investor is entitled pursuant to the Exchange, (ii) deliver to each Investor a certificate, duly executed on behalf of the Company, representing the number of Series B Preferred Shares to which the Investor is entitled pursuant to the Exchange, and (iii) deliver to each Investor the Warrant, duly executed on behalf of the Company, to which the Investor is entitled pursuant to the Exchange. In the event that any Common Shares, any Series B Preferred Shares or the Warrant are not delivered at the Closing Time in accordance herewith, the Investor shall have the right to rescind and terminate any or all of this Agreement and the transactions contemplated hereby, and/or to exercise any and all other rights and remedies available at law or in equity.

(b)     Cancellation and Surrender of Series A Preferred Shares. Concurrently with the issuance to each Investor of the Common Shares, Series B Preferred Shares and Warrant in accordance with Section 1.01(a), all of such Investor’s Series A Preferred Shares shall be deemed cancelled, and such Investor shall have no further rights with respect thereto. No later than ten (10) Business Days after the issuance to each Investor of its Common Shares, Series B Preferred Shares and Warrant in accordance with Section 1.01(a), such Investor shall surrender to the Company certificates representing such Investor’s Series A Preferred Shares; however, the failure to surrender such certificates shall not affect the cancellation of such Investor’s Series A Preferred Shares in accordance with the preceding sentence. As used in this Agreement, the term “Business Day” means any day other than a Saturday, Sunday or other day on which banks in the City of New York are required or permitted to close.

Section 1.02.     The Closing Time. Subject to the satisfaction (or waiver) of all of the conditions to the Exchange set forth in Sections 4.01, 4.02 and 4.03, the Exchange shall be consummated on the date of, and immediately following, the closing of the Public Offering, or such later date and time as is mutually agreed to by the Company and the Investors (in any case, the “Closing Time”). The Exchange shall occur at the Closing Time at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661-3693 or at such other place as the Company and the Investors may collectively designate in writing.

Section 1.03.     Adjustment for Reverse Stock Split. To the extent this Agreement provides for the issuance of a fixed number of shares of Common Stock, the exchange, conversion or exercise of any security into a fixed number of shares of Common Stock or a number of shares of Common Stock determined on the basis of a fixed price or fixed exchange or conversion ratio, such number of shares, stock price or ratio, as applicable, shall be proportionately adjusted to reflect the split ratio (the “Final Ratio”) actually used to effect the Reverse Split (as defined below), as set forth in the Reverse Split Amendment (as defined below) to be filed with the Secretary of State of the State of Delaware prior to the Closing. For the avoidance of doubt, the provisions of this Section 1.03 shall not apply to the dollar amounts set forth in Section 4.03(b).

Section 1.04.     Common Share Amount; Pro Rata Share. “Common Share Amount” means the number of shares of Common Stock determined in accordance with the following formula, rounded down to the nearest whole share:

X = (0.0998 x A) – B – C

Where:

X = the Common Share Amount

A = the sum of the number of shares of Common Stock outstanding immediately prior to the Closing (including, for the avoidance of doubt, all of the shares issued and sold in the Public Offering prior to the Closing, including any additional shares sold pursuant to the exercise of any over-allotment option if and only to the extent the issuance and sale of such shares is consummated prior to the Closing), plus the number of shares of Common Stock underlying the portion of any stock options (“Atinsky Option Shares”) held by Lawrence Atinsky that is vested as of, or is scheduled to vest within sixty (60) days following, the Closing

B = the Atinsky Options Shares

C = the aggregate number of shares of Common Stock purchased by the Investors and their Affiliates in the Public Offering (if any).

For the avoidance of doubt, the foregoing determination shall be calculated after giving effect to the Reverse Split. “Pro Rata Share” shall mean, with respect to each Investor, the percentage set forth opposite such Investor’s name on Schedule II hereto.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Section 2.01.     Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company as of the date of this Agreement as follows:

(a)     Organization and Good Standing. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)     Authority. Such Investor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which such Investor is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents to which such Investor is a party by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Investor and no further action is required in connection herewith or therewith.

(c)     Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligations of such Investor, enforceable against such Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. As of the Closing Time, the other Transaction Documents to which such Investor is a party will have been duly executed and delivered by such Investor and will constitute valid and binding obligations of such Investor, enforceable against such Investor in accordance with its terms, except: (y) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (z) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)     Non-Contravention. The execution and delivery by such Investor of this Agreement and the other Transaction Documents, and the performance by such Investor of its obligations hereunder and thereunder, do not and will not, (i) violate any provision of such Investor’s organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Investor is subject or by which any of such Investor’s Series A Preferred Shares are bound or affected.

(e)     Exemption. Such Investor has held such Investor’s Series A Preferred Shares of record and beneficially for a period of at least one year for purposes of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Such Investor understands that the Common Shares, the Series B Preferred Shares, the shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Shares or otherwise pursuant to the Certificate of Designations, the Warrants and the Warrant Shares and shares of Common Stock otherwise issuable pursuant to the Warrants (collectively, the “Securities”) are being offered, sold, issued and delivered to it in reliance upon specific exemptions from registration or qualification under federal and applicable state securities laws.

(f)     Ownership of the Series A Preferred Shares. Such Investor is the record and beneficial owner of, and has good and valid title to, such Investor’s Series A Preferred Shares, free and clear of all liens, pledges, encumbrances, restrictions on transfer, security interests and charges (collectively, “Liens”), other than restrictions on transfer arising under the Securities Act, and has full power to dispose thereof and to exercise all rights thereunder (other than as restricted by this Agreement), without the consent or approval of, or any other action on the part of, any other individual, corporation, partnership, unincorporated business association or other entity or governmental authority (a “Person”). Other than the transactions contemplated by this Agreement or as provided under the Certificate of Designation, there is no outstanding contract, vote, plan, pending proposal or other right of any Person to acquire such Investor’s Series A Preferred Shares or any portion thereof.

Section 2.02.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as of the date of this Agreement as follows:

(a)     Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)     Authority. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement (which transactions, for the avoidance of doubt, include the Reverse Split, the Public Offering and the listing of the Common Stock on the NASDAQ Capital Market), and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including the filing of the Certificate of Designations) have been duly authorized by all necessary action on the part of the Company, and no further action of the Company, its board of directors (the “Board”) or stockholders is required in connection herewith or therewith.

(c)     Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any governmental authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or the other Transaction Documents, in each case, in accordance with the terms hereof or thereof, except for the effectiveness order to be issued by the Securities and Exchange Commission in connection with the Registration Statement and any authorizations specified in Section 3.3 hereof.

(d)     Valid and Binding Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. At the Closing Time, the other Transaction Documents will have been duly executed and delivered by the Company and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except: (y) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (z) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e)     Non-Contravention. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the performance by the Company of its obligations hereunder and under the other Transaction Documents does not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under any permit or contract to which the Company is a party or by which any of its properties or assets are bound, or (v) result in the creation or imposition of any Lien on any part of the properties or assets of the Company. Without limiting the foregoing, the Company is not a party or subject to any contract, agreement, instrument or arrangement that would reasonably be expected to adversely affect the ability of the Company to perform its obligations under the Certificate of Designations, including, without limitation, its obligations to accrue and pay dividends, redeem shares of Series B Preferred Stock, or issue any Conversion Shares (as defined in the Certificate of Designations) thereunder.

(f)     Capitalization. As of the date hereof, the authorized, issued and outstanding shares of capital stock of the Company are as set forth on Schedule 2.02(a) hereto. As of the Closing Time (giving effect to the Exchange and the Reverse Split and assuming an aggregate offering amount in the Public Offering of $10,500,000, without netting out underwriting discounts or commissions, and the other assumptions specified in Schedule 2.02(b)), the authorized, issued and outstanding shares of capital stock of the Company will be as set forth on Schedule 2.02(b) hereto. All of such outstanding or issuable shares are, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 2.02(c) and except as may arise under the Transaction Documents, (A) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (C) there are no material amounts outstanding under, and there will be no material amounts due upon termination of, any credit agreement or credit facility; (D) there are no financing statements securing obligations of any material amounts, either individually or in the aggregate, filed in connection with the Company or any of its subsidiaries; (E) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its subsidiaries; (F) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (G) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (H) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (I) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to each Investor true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock. The Company, its Board and stockholders have duly authorized and approved a reverse split of the Common Stock at a specific ratio within a range from 1-for-2 to 1-for-4, to be effected pursuant to an amendment to the Certificate of Incorporation (the “Reverse Split Amendment”), with the specific ratio to be determined by the Board in its sole discretion. Prior to the Closing Time, the Reverse Split Amendment will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms, and shall not have been amended.

(g)     Issuance of Shares. The Common Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. Prior to the Closing Time, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended. As of the Closing Time, the Series B Preferred Shares will be duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. As of the Closing Time, the Conversion Shares and other shares of Common Stock issuable upon conversion or redemption of, or otherwise pursuant to the terms of, the Series B Preferred Shares, will be duly authorized and, when issued upon conversion or redemption of, or otherwise pursuant to the Certificate of Designations of the Series B Preferred Shares will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. As of the Closing Time, the Warrant Shares (as defined in the Warrants) and other shares of Common Stock issuable upon exercise of, or otherwise pursuant to, the Warrants will be duly authorized and, when issued upon exercise of, or otherwise pursuant to, the Warrants, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. As of the Closing Time, the Company will have reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to the Series B Preferred Shares and the Warrants.

(h)     SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two years preceding the date hereof (the foregoing materials, including for avoidance of doubt the Registration Statement, and including, in each case, the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of its effective date and as of the Closing Time, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made), not misleading. The consolidated financial statements of the Company and its subsidiaries included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied (except as may be otherwise specified in such financial statements and subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and lack of footnote disclosures), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders equity for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and lack of footnote disclosures).

(i)     Subsidiaries. Schedule 2.01(i) sets forth a true, correct and complete list of (a) any corporation of which the Company owns (beneficially or of record) an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), or with respect to which the Company has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which the Company, directly or indirectly, has an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which the Company is a general partner, manager or managing member or may exercise the powers of a general partner, manager or managing member (any such Person, a “Subsidiary”). Except as otherwise set forth in Schedule 2.02(i), the Company owns of record and beneficially 100% of the capital stock of each Subsidiary.

(j)     Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement (except customary underwriting discounts and commissions in respect of the Public Offering). The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.01(i) that may be due in connection with the transactions contemplated hereby.

(k)     Exemption from Registration. No registration under the Securities Act is required for the offer and issuance of the Securities by the Company as contemplated by the Transaction Documents. The issuance of the Securities as contemplated by the Transaction Documents will not violate, or require any stockholder approval pursuant to, the rules of the NASDAQ Stock Market.

(l)     Not Investment Company. None of the Company, any Person controlling or any subsidiary of the Company is (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or otherwise registered or required to be registered, or subject to the restrictions imposed, by the Investment Company Act.

(m)     Not Shell Company. The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act).

(n)     DTC Eligibility. The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and, since obtaining DWAC eligibility, has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

(o)     No Offset. The Company acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Conversion Shares upon conversion of the Series B Preferred Shares and Warrant Shares upon exercise of the Warrants, are not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company or any of its affiliates may have against any of the Investors and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(p)     Anti-takeover Provisions. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Delaware that is or could become applicable to any of the Investors as a result of the transactions contemplated by the Transaction Documents and the Company’s fulfilling its obligations with respect thereto, including the Company’s issuance of the Securities and any Investor’s ownership of the Securities. The Company has not adopted a stockholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company (any such plan or arrangement, a “Rights Plan”), and the Company will not have adopted any Rights Plan that in any way interferes with, or otherwise adversely affects, any Investor (or other holder’s) exercise in full of its rights under the Certificate of Designations or the Warrants or ownership of all of the Securities or that otherwise affects or applies to any Investor.

(q)     Director By Deputization. The Company acknowledges and agrees that, so long as Lawrence S. Atinsky serves on the Board as designee of the Investors, representing the interests of the Investors and their respective Affiliates, each of the Investors and their respective Affiliates that beneficially owns (for any purpose of Section 16 of the Exchange Act) any shares of Common Stock (or any derivative securities with respect thereto) shall be and remain, a “director by deputization” for purposes of Section 16 of the Exchange Act, including Rule 16b-3 thereunder and related guidance of the SEC, and the Company agrees not to take any contrary position.

(r)     No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, has made, or will make, any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering and issuance of the Securities to be integrated with prior offerings by the Company (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of any stock exchange on which the Common Stock may be listed.

ARTICLE III.
COVENANTS

Section 3.01.     Reservation of the Common Stock. On and after the date hereof, the Company shall at all times reserve and keep available, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Common Shares pursuant to this Agreement and the other Transaction Documents, Conversion Shares or any other shares of Common Stock issuable upon redemption or conversion of the Series B Preferred Stock, or otherwise pursuant to the Certificate of Designations, and Warrant Shares pursuant to the Warrants.

Section 3.02.     Blue Sky Filings. The Company shall take such action as is necessary in order to obtain an exemption for, or to qualify the Securities for, issuance and sale to the Investors under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

Section 3.03.     Listing. No later than the Closing Time, the Company shall secure the listing of the Common Shares, the Conversion Shares and the Warrant Shares on the NASDAQ Capital Market. During the Reporting Period (as defined below), the Company shall take all commercially reasonable actions necessary to cause the Common Shares to remain listed on the NASDAQ Capital Market or on any other Eligible Market (as defined in the Certificate of Designations). The Company shall not, and shall cause each of its Subsidiaries not to, take any action that would be reasonably expected to result in the delisting or suspension or termination of trading of the Common Stock on the NASDAQ Capital Market or any other Eligible Market that is the principal stock exchange on which the Common Shares may be listed or traded. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.03.

Section 3.04.     Disclosure.

(a)     On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement and attaching this Agreement, the form of Certificate of Designations, the form of Warrant and the form of Registration Rights Agreement (including such attachments, the “Announcing 8-K”). On or before 9:00 a.m., New York time, on the first (1st) Business Day after the Closing Time, the Company shall file a Current Report on Form 8-K disclosing the consummation of the Exchange (the “Closing 8-K”). Upon each of the filing of the Announcing 8-K and the Closing 8-K, the Company shall have disclosed all material, non-public information (if any) provided to any of the Investors by the Company or any of its respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement.

(b)     During the period commencing on the date hereof and ending on the first date on which no Warrants or Series B Preferred Shares remain outstanding and no Investor holds any Securities (the “Reporting Period”), the Company shall timely (which may include any extensions pursuant to Rule 12b-25 of the Exchange Act) file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate the registration of the Common Stock under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act, even if the securities laws would otherwise permit any such termination. Each of such reports will comply in all material respects with the applicable requirements of the Exchange Act and each of such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements included in such reports will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, will be prepared in accordance with United States generally accepted accounting principles, consistently applied (except, in the case of unaudited quarterly financial statements, to normal year-end adjustments and lack of footnote disclosures), and will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders equity for the periods presented (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and lack of footnote disclosures).

Section 3.05.     Cancellation of Series A Preferred Certificate of Designations. As soon as practicable following the Closing Time, the Company shall file with the Secretary of State of the State of Delaware a Certificate of Retirement with respect to the Series A Preferred Stock, and take such additional action as may be necessary to cancel the Certificate of Designations of the Series A Preferred Stock and otherwise terminate the authority of the Company to issue additional shares of, and retire, the Series A Preferred Stock.

Section 3.06.     Legends.

(a)     Restrictive Legend. Each Investor understands that until such time as the resale of the Exchange Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement or the Exchange Shares otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(b)     Removal of Restrictive Legends. The certificates evidencing the Exchange Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in Subsection 3.06(a)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such Exchange Shares by the Investor is effective under the Securities Act, or (B) following any sale of such Exchange Shares pursuant to Rule 144, or (C) if such Exchange Shares are eligible for sale under rule 144(b)(1) (the “Unrestricted Conditions”). Each Investor agrees that the removal of the restrictive legend from the Exchange Shares in accordance with the immediately preceding sentence is predicated upon Investor’s reliance that (i) such Investor will dispose of such Exchange Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such Exchange Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein. Promptly following the Effective Date (as defined below) or such other time as any of the Unrestricted Conditions have been satisfied, the Company agrees to effect the removal of the legend thereunder. If the Unrestricted Conditions are met at the time of issuance of the Exchange Shares, then the Exchange Shares shall be issued free of all legends. The Company agrees that, following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 3.06, it will, no later than three (3) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Investor to the Company or its Transfer Agent of any certificate representing Exchange Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such Exchange Shares, or, at the request of such Investor deliver or cause to be delivered the Exchange Shares to such Investor’s or its designee’s balance account with DTC through its DWAC system, free from all restrictive and other legends and stop transfer instructions. For purposes hereof, “Effective Date” shall mean the date that the first Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

Section 3.07.     Section 16 Matters. Prior to the Closing Date, the Company shall take such steps as may be permitted to cause the transactions contemplated hereby, including any related acquisition (or deemed acquisition) from the Company, or disposition (or deemed disposition) to the Company, of Warrants and the shares of Common Stock, Series A Preferred Shares or Series B Preferred Shares (or, in each case, derivative securities relating thereto) by each of the Investors and their respective Affiliates, and by each other individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the transactions contemplated by this Agreement, to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder (if and to the extent any such transaction, acquisition (or deemed acquisition) or disposition (or deemed disposition) would otherwise be subject to Section 16(b) of the Exchange Act), in a manner reasonably acceptable to each of the Investors, and shall provide to each of the Investors copies of resolutions of the Board (in a form reasonably acceptable to such Investor) approving such transactions for purposes thereof, certified by the Secretary of the Company.

Section 3.08.     Taxes. The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement or any of the other Transaction Documents.

Section 3.09.     Fees and Expenses. The Company shall promptly reimburse the Investors for all of their out-of-pocket, costs, fees and expenses, including legal fees and expenses, incurred in connection with the negotiation and drafting of this Agreement and the consummation of the transactions contemplated hereby, subject to an aggregate cap of $100,000.

Section 3.10.     Efforts. (b)     Subject to the terms and conditions of this Agreement, each of the Company and each Investor agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby and by the other Transaction Documents, including using commercially reasonable efforts to, in the case of the Company, modify or amend any contracts, plans or arrangements to which the Company or any of its Subsidiaries is a party (to the extent permitted by the terms thereof) if necessary in order to satisfy the conditions to closing set forth in Section 4.02.

ARTICLE IV.
CONDITIONS TO THE EXCHANGE

Section 4.01.     Conditions to the Company’s Obligation. The obligation of the Company to consummate the Exchange with each Investor is subject to the satisfaction, at or before the Closing Time, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(a)     Such Investor shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b)     The representations and warranties of such Investor herein shall be true and correct as of the date when made and as of the Closing Time as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing Time.

(c)     Such Investor shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

Section 4.02.     Conditions to Each Investor’s Obligation. The obligation of each Investor to consummate the Exchange is subject to the satisfaction, at or before the Closing Time, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)     The Company shall have executed each of the other Transaction Documents and delivered the same to such Investor.

(b)     The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Investor.

(c)     The Reverse Split Amendment, providing for a 1-for-2 to 1-for-4 reverse split of the Common Stock (the “Reverse Split”), shall have been filed with the Secretary of State of the State of Delaware, a copy thereof certified by such Secretary of State shall have been delivered to such Investor, and the Reverse Split shall have become effective.

(d)     Other than pursuant to the Reverse Split Amendment and the Series A Amendment, no stock split, stock dividend, stock combination, recapitalization or similar event, and no liquidation, dissolution or similar event shall have been effected or authorized during the period commencing on (and including) the date of this Agreement and ending at (and including) the Closing Time.

(e)     The representations and warranties of the Company herein shall be true and correct as of the date when made and as of the Closing Time as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Time. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Time, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor.

(f)     The Investors shall have received an opinion of Hill Ward Henderson dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Investors.

(g)     The Board shall have adopted resolutions, including as to the matters set forth in Section 3.07, in a form reasonably acceptable to such Investor (the “Resolutions”).

(h)     The Company shall have delivered to such Investor a certificate evidencing the good standing of the Company issued by the Secretary of State of the State of Delaware as of a date within three (3) days of the Closing Time.

(i)     The Company shall have delivered to such Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within three (3) days of the Closing Time.

(j)     The Company shall have delivered to such Investor a secretary’s certificate, dated as the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the Closing Time.

(k)     The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

Section 4.03.     Conditions to Each Party’s Obligation. The obligation of each Party to consummate the Exchange is subject to the satisfaction, at or before the Closing Time, of each of the following conditions, provided that these conditions, with respect to a Party’s obligation, may be waived by such Party at any time in its sole discretion by providing the other Parties hereto with prior written notice thereof:

(a)     The Common Stock shall have been approved for listing on the Nasdaq Capital Market.

(b)     The Public Offering shall have been consummated with aggregate gross proceeds to the Company of at least $10,500,000 and a public offering price per share of not less than $1.00, subject to proportionate adjustment to reflect the Final Ratio.

ARTICLE V.
MISCELLANEOUS

Section 5.01.     Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Investors and the Company with respect to the subject matter hereof.

Section 5.02.     Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.03.     Termination. In the event that the Exchange shall not have occurred with respect to an Investor on or before July 31, 2017, due to the Company’s or such Investor’s failure to satisfy the conditions set forth in Sections 4.01, 4.02 or 4.03, as applicable (and the other Party’s failure to waive such unsatisfied condition(s)), the Investor (in the event the conditions set forth in Section 4.02 or 4.03 shall not have been satisfied) or the Company (in the event the conditions set forth in Section 4.01 or 4.03 shall not have been satisfied) shall have the option to terminate this Agreement. If this Agreement is terminated, such termination shall be without liability to either Party; provided, however, that if this Agreement is terminated pursuant to this Section 5.03, the Company shall remain obligated to reimburse any non-breaching Investors for the expenses described in Section 3.09 above.

Section 5.04.     Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Investors or the Company shall bind and inure to the benefit of their respective successors and assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

Section 5.05.     Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a Party as follows (or such other address, facsimile or electronic mail address provided by such Party to such other Parties pursuant to the below (or such later address, facsimile or electronic mail address provided in accordance herewith):

If to the Company:

Nuo Therapeutics, Inc.

207A Perry Parkway, Suite 1
Gaithersburg, MD 20877

Facsimile: (240) 499-2690

E-mail: djorden@nuot.com

Attn: David Jorden, CEO/CFO

With a copy (which shall not constitute notice) to:

Hill Ward Henderson

101 East Kennedy Blvd., Suite 3700

Tampa, FL 33602

Attn: Roland Chase

Facsimile: (813) 221-2900

Email: roland.chase@hwhlaw.com

If to the Investors:

c/o Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Facsimile: 212-599-3075

E-mail: dclark@deerfield.com

Attn: David J. Clark, Esq.

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York NY 10022-2585
Facsimile: (212) 894-5877
E-mail: mark.fisher@kattenlaw.com and mark.wood@kattenlaw.com
Attn: Mark I. Fisher, Esq.

Attn: Mark D. Wood, Esq

Section 5.06.     Applicable Law; Consent to Jurisdiction.

(a)     As part of the consideration and mutual promises being exchanged and given in connection with this Agreement, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Agreement, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Agreement shall be governed by the laws of the State of New York without regard to its choice or conflicts of laws principles.

(b)     The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan. With respect to any such claims, controversies or disputes, each of the Parties hereby irrevocably:

(i)     submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii)     waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 5.06, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and

(iii)     WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06.

(iv)     Notwithstanding the foregoing in this Section 5.06, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 5.07.     Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 5.08.     No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon the Person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.09.     Specific Performance. The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity.

Section 5.10.     Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 5.11.     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 5.12.     Further Assurances. The Company hereby agrees, from time to time, as and when requested by any Investor, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as any Investor may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement and the other Transaction Documents.

Section 5.13.     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 5.14.     Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

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IN WITNESS WHEREOF, each party hereto has caused this Exchange Agreement to be duly executed as of the date first written above.

THE COMPANY:

NUO THERAPEUTICS, INC.

By: /s/ David E. Jorden
Name: David E. Jorden
Title: Chief Executive Officer and Chief Financial Officer

[Signature page to Exchange Agreement]

INVESTORS:

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clarke
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clarke
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clarke
Name: David J. Clark
Title: Authorized Signatory

[Signature page to Exchange Agreement]

SCHEDULE I

Investor	Number of Series B Preferred Shares

Deerfield Private Design Fund II, L.P.	4,691

Deerfield Private Design International II, L.P.	5,374

Deerfield Special Situations Fund, L.P.	5,185

SCHEDULE II

Investor	Pro Rata Share

Deerfield Private Design Fund II, L.P.	30.76%

Deerfield Private Design International II, L.P.	35.24%

Deerfield Special Situations Fund, L.P.	34.00%